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     UWS AND AMSG PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL DATA


                                           FOR THE YEAR ENDED                  AS OF AND FOR THE SIX
                                            DECEMBER 31, 1995               MONTHS ENDED JUNE 30, 1996
                                   -----------------------------------  -----------------------------------
                                         HISTORICAL            PRO            HISTORICAL            PRO
                                   ----------------------   FORMA(2)    ----------------------   FORMA(2)
                                      UWS       AMSG(1)    CONSOLIDATED    UWS       AMSG(1)    CONSOLIDATED
                                   ---------  -----------  -----------  ---------  -----------  -----------
                                               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
STATEMENT OF INCOME DATA:
Revenues:
  Premium revenue................  $ 973,279   $ 496,989    $1,468,264  $ 525,769   $ 281,513    $ 806,258
  Other revenue..................     24,191     252,246       56,115      14,108     139,330       30,878
  Investment income..............     27,932      14,486       28,975      14,755       7,735       13,859
  Realized investment gains......     12,915      --           12,915       7,484      --            7,484
                                   ---------  -----------  -----------  ---------  -----------  -----------
    Total revenues...............  1,038,317     763,721    1,566,269     562,116     428,578      858,479
Expenses:
  Medical and other benefits.....    815,616     389,498    1,201,385     437,706     224,899      658,337
  Commission expenses............     64,451      61,486      122,103      34,931      33,004       65,416
  Administrative expenses........    116,470     312,923      210,783      66,090     175,005      122,730
  Premium taxes and other
   assessments...................     12,891       9,537       22,428       7,041       5,725       12,766
  Interest and profit sharing on
   joint ventures................     15,170      --            2,734       8,393      --            1,578
  Interest expense on long-term
   debt..........................      3,483      --            9,562       1,739      --            4,999
  Amortization of goodwill and
   other intangibles.............        678      --            8,684         316      --            4,319
  Dividends on preferred stock of
   subsidiary....................        204      --              204      --          --           --
                                   ---------  -----------  -----------  ---------  -----------  -----------
    Total expenses...............  1,028,963     773,444    1,577,883     556,216     438,633      870,145
                                   ---------  -----------  -----------  ---------  -----------  -----------
Income (loss) before income tax
 expense (benefit) and cumulative
 effect of accounting change.....      9,354      (9,723)     (11,614)      5,900     (10,055)     (11,666)
Income tax expense (benefit).....      2,981      (1,872)         (24)      2,413      (2,628)      (1,441)
                                   ---------  -----------  -----------  ---------  -----------  -----------
Income (loss) before cumulative
 effect of accounting change.....      6,373      (7,851)     (11,590)      3,487      (7,427)     (10,225)
Cumulative effect of accounting
 change..........................     --           1,236       --          --          --           --
                                   ---------  -----------  -----------  ---------  -----------  -----------
Net income (loss)................  $   6,373   $  (6,615)   $ (11,590)  $   3,487   $  (7,427)   $ (10,225)
                                   ---------  -----------  -----------  ---------  -----------  -----------
                                   ---------  -----------  -----------  ---------  -----------  -----------
Earnings (loss) per common
 share...........................  $    0.50   $  (37.86)   $   (0.72)  $    0.28   $  (42.50)   $   (0.63)
Weighted average common shares...  12,550,601    174,734   16,305,153   12,599,715    174,734   16,354,267

BALANCE SHEET DATA:
  Cash and investments...........                                       $ 507,004   $  27,169    $ 523,839
  Total assets...................                                         641,574     220,485      837,303
  Medical and other benefits
   payable.......................                                         236,330      78,818      233,685
  Long-term debt.................                                          44,888      --          135,971
  Total shareholders' equity.....                                         205,149      68,630      303,869
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(1)  Certain reclassifications have been made to the AMSG consolidated financial data to conform to UWS's presentation.

(2) Adjustments necessary to arrive at the pro forma consolidated financial data are described in the Notes to Historical and Pro Forma Unaudited
     Condensed Consolidated Financial Statements.


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